EXECUTION COPY

AMENDMENT NO. 2 TO CREDIT AGREEMENT

AMENDMENT NO. 2 (this “Amendment”), dated as of September 21, 2017, to the Credit Agreement, dated as of September 24, 2015, among each trust company listed on Schedule A hereto, the Banks and other lending institutions party thereto, and State Street Bank and Trust Company, as Agent, as amended, supplemented or otherwise modified by Joinder Agreement No. 1, dated as of August 29, 2016, Amendment No. 1, dated as of September 22, 2016, the notice letter, dated February 22, 2017 and the notice letter, dated April 19, 2017 (as the same has been or may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Recitals

I. Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

II. On September 30, 2016, Putnam Mortgage Recovery Fund has been removed as a “Borrower” under the Loan Documents.

III. The Borrowers desire to add each Person listed on Schedule B hereto (each a “New Fund”) as a “Fund” for all purposes of the Loan Documents (the Related Company of each New Fund, acting on behalf of and for the account of such New Fund, a “New Borrower”; the Borrowers and the New Borrowers are herein collectively referred to as the “Amendment Borrowers”).

IV. The Borrowers desire to amend the Credit Agreement and the Banks have agreed thereto, in each case upon the terms and conditions herein contained.

Agreements

Accordingly, in consideration of the Recitals and the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 1.01 of the Credit Agreement is hereby amended by inserting the following new defined term in its appropriate alphabetical order:

“Limited Borrower” means each of the following Borrowers:

· Putnam Investment Funds, acting on behalf of and for the account of Putnam PanAgora Managed Futures Strategy

· Putnam Investment Funds, acting on behalf of and for the account of Putnam PanAgora Risk Parity Fund

· Putnam Investment Funds, acting on behalf of and for the account of Putnam PanAgora Market Neutral Fund

2. The defined term “Adjusted Net Assets” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Adjusted Net Assets” means with respect to each Borrower as at any date of determination and subject to Section 1.04 hereof, an amount equal to (a) the Asset Value of the Total Assets of such Borrower minus (b) the sum of, without duplication, (1) Total Liabilities of such Borrower that are not Senior Securities Representing Indebtedness, (2) the Asset Value of such Borrower’s investments in its Subsidiaries, and (3) the Asset Value of such Borrower’s investments in physical commodities. For purposes of calculating Adjusted Net Assets, the amount of any liability included in Total Liabilities shall be equal to the greater of (i) the outstanding amount of such liability and (ii) the fair market value of all assets pledged, hypothecated or otherwise segregated to secure such liability, provided, however, this clause (ii) shall not include any assets solely on account of such assets being subject to a first-priority lien granted in favor of State Street Bank and Trust Company as Custodian in the ordinary course of business.

3. The defined term “Applicable Percentage” contained in Section 1.01 of the Credit Agreement is hereby amended by replacing “and (b)” with “(b) with respect to each Limited Borrower, 10% and (c)”.

4. The defined term “Restricted Borrower” contained in Section 1.01 of the Credit Agreement is hereby amended by inserting the phrase“, other than a Limited Borrower,” immediately following the phrase “any Borrower”.

5. The defined term “Termination Date” contained in Section 1.01 of the Credit Agreement is hereby amended by replacing the date “September 21, 2017” with the date “September [ 20 ], 2018”.

6. Section 2.02 of the Credit Agreement is hereby amended by replacing the phrase “Restricted Borrower” with “Restricted Borrower or a Limited Borrower”.

7. Exhibit B of the Credit Agreement is hereby amended and restated in its entirety in the form of Exhibit B hereto.

8. Schedule 2 to the Credit Agreement is hereby amended and restated in its entirety in the form of Schedule 2 hereto.

9. The New Borrowers hereby join the Credit Agreement and, from and after the date hereof, each New Borrower is and shall be subject to and bound by, and shall be entitled to all of the benefits of, the Credit Agreement and the other Loan Documents, all as if such New Borrower had been a “Borrower” (or any other relevant term used to describe the other Amendment Borrowers thereunder) party to the original execution and delivery thereof; and all references in the Loan Documents to a “Borrower” or the “Borrowers” (or any other relevant term used to describe the other Amendment Borrowers thereunder) shall hereafter be deemed to include such New Borrower.

10. Paragraphs 1 through 9 of this Amendment shall not be effective until the earliest

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date upon which each of the following conditions shall be satisfied (the “Amendment Effective Date”):

(a) the Agent shall have received from each Borrower and each Bank either (i) a counterpart of this Amendment executed on behalf of the such party or (ii) written evidence satisfactory to the Agent (which may include facsimile or electronic mail transmission (in printable format) of a signed signature page of this Amendment) that the each such party has executed a counterpart of this Amendment;

(b) the Agent shall have received from each Amendment Borrower a manually signed certificate from the Clerk, Secretary or Assistant Secretary (or other officer acceptable to the Agent) of such Borrower, dated the Amendment Effective Date, in all respects satisfactory to the Agent, (i) certifying as to the incumbency of authorized persons of each Borrower executing this Amendment, (ii) attaching true, complete and correct copies of the resolutions duly adopted by such Borrower’s Managing Body approving this Amendment and the transactions contemplated hereby, all of which are in full force and effect on the Amendment Effective Date, (iii)(X) with respect to each Amendment Borrower other than a New Borrower, certifying that such Borrower’s Charter Documents have not been amended, supplemented or otherwise modified since September 22, 2016 or, if so, attaching true, complete and correct copies of each such amendment, supplement or modification and (Y) with respect to each New Borrower, attaching a true complete and correct copy of all its Charter Documents (or certifying that each such Charter Document has previously been delivered), and (iv) attaching a copy of all of the Offering Documents, as of the Amendment Effective Date, of each New Borrower and such other material as accurately and completely sets forth all Investment Policies and Restrictions of such New Borrower not reflected in the Offering Documents;

(c) the Agent shall have received one or more opinions of counsel to the Amendment Borrowers covering such matters related to the transactions contemplated hereby as the Agent may request, in form and substance satisfactory to the Agent;

(d) the Agent shall have received a copy of a Federal Reserve Form FR U-1 for each Bank, duly executed and delivered by each Amendment Borrower, in form and substance acceptable to the Agent;

(e) the Agent shall have received such information as the Agent, at the request of any Bank, shall have requested in order to comply with “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies; and

(f) the Agent shall have received all (i) reasonable out-of-pocket costs and expenses of the Agent (including the reasonable fees and disbursements of counsel to the Agent) incurred in connection with the preparation, negotiation,

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execution and delivery of this Amendment on or prior to the Amendment Effective Date, and (ii) fees then payable hereunder or under a separate fee letter, if any.

11. Each Amendment Borrower (a) reaffirms and admits the validity and enforceability of each Loan Document to which it is a party and all of its obligations thereunder and agrees and admits that (i) it has no defense to any such obligation, and (ii) it shall not exercise any setoff or offset to any such obligation, and (b)(1) represents and warrants that, as of the Amendment Effective Date, no Default has occurred and is continuing, and (2) the representations and warranties by such Amendment Borrower contained in the Credit Agreement and the other Loan Documents to which it is or is becoming a party are true on and as of the Amendment Effective Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

12. In all other respects, the Loan Documents shall remain in full force and effect, and no amendment, supplement or other modification in respect of any term or condition of any Loan Document shall be deemed to be an amendment, supplement or other modification in respect of any other term or condition contained in any Loan Document.

13. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute a single contract. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart executed and delivered (including by facsimile, or by e-mail transmission of a signed signature page of this Amendment) by the party to be charged.

14. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF MASSACHUSETTS, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

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IN WITNESS WHEREOF, each party hereto has caused this Amendment No. 2 to be executed on its behalf by its duly authorized representative(s) as of the date first above written.

EACH TRUST LISTED ON SCHEDULE A
HERETO

By: __________________________________
Name: ________________________________
Title: _________________________________

Putnam Funds – Amendment No. 2

STATE STREET BANK AND TRUST
COMPANY, as Agent and as a Bank

By: __________________________________
Name: ________________________________
Title: _________________________________

Putnam Funds – Amendment No. 2

Schedule A

List of Trusts and Companies

Putnam American Government Income	Putnam Investors Fund
Fund
Putnam Massachusetts Tax Exempt Income
Putnam Asset Allocation Funds	Fund

Putnam California Tax Exempt Income	Putnam Minnesota Tax Exempt Income
Fund	Fund

Putnam Convertible Securities Fund	Putnam Money Market Fund

Putnam Diversified Income Trust	Putnam Multi-Cap Growth Fund

Putnam Equity Income Fund	Putnam New Jersey Tax Exempt Income
Fund
Putnam Europe Equity Fund
Putnam New York Tax Exempt Income
Putnam Funds Trust	Fund

Putnam Global Equity Fund	Putnam Ohio Tax Exempt Income Fund

Putnam Global Health Care Fund	Putnam Pennsylvania Tax Exempt Income
Fund
Putnam Global Income Trust
Putnam Tax Exempt Income Fund
Putnam Global Natural Resources Fund
Putnam Tax-Free Income Trust
Putnam Global Utilities Fund
Putnam U.S. Government Income Trust
Putnam High Yield Fund
Putnam Variable Trust
Putnam Income Fund
George Putnam Balanced Fund
Putnam International Equity Fund

Putnam Investment Funds

Schedule B

New Funds

Company	Series

Putnam PanAgora Managed
Futures Strategy

Putnam Investment Funds	Putnam PanAgora Risk Parity
Fund

Putnam PanAgora Market
Neutral Fund

Putnam Family of Funds

EXHIBIT B

FORM OF
NOTICE OF BORROWING/REPAYMENT/ROLLOVER CERTIFICATE

DATE: [Insert Date] (the “Notice Date”)

TO: STATE STREET BANK AND TRUST COMPANY, as Agent

Customer Service Unit
M/S CCB0900
One Iron Street
PO Box 5501
Boston, MA 02206-5501

Attn: Eduardo Chaves
Tel: (617) 662-8574
Fax: (617) 988-6677

Attn: Peter Connolly
Tel: (617) 662-8588
Fax: (617) 988-6677
Email: ais-loanops-csu@statestreet.com

FROM: [NAME OF COMPANY] (the “Company”) acting on behalf of and for the account of [_______________] (the “Fund”) (Fund # ___________) (DDA # ____________)

Reference is hereby made to that certain Credit Agreement, dated as of September 24, 2015, among each trust company listed on Schedule A hereto, the Banks and other lending institutions party thereto, and State Street Bank and Trust Company, as Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Each term that is defined in the Credit Agreement and not herein defined has the meaning ascribed thereto by the Credit Agreement when used herein.

1. The Company, acting on behalf of and for the account of the Fund (the Company, so acting, the “Applicable Borrower”), hereby requests (check only one, and complete if necessary):

____ Loan advance to the Applicable Borrower in the amount of $___________.

____ Loan repayment from the Applicable Borrower in the amount of $___________.

____ overnight rollover of the Loans previously made to the Applicable Borrower.

2. The Applicable Borrower (check only one):

□ is a Limited Borrower and, therefore, its Applicable Percentage is 10%

□ is a Restricted Borrower and, therefore, its Applicable Percentage is 25%

□ is neither a Restricted Borrower nor a Limited Borrower and, therefore, its Applicable Percentage is 33-1/3%

3. The proceeds of any requested Loan shall be used only to the extent consistent with and not prohibited by the Applicable Borrower’s Offering Document, the terms of the Credit Agreement and applicable laws and regulations, including, without limitation, Regulation U.

4. All of the representations and warranties of the Applicable Borrower under the Credit Agreement are true and correct on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

5. Immediately before and immediately after giving effect to the advance, repayment or rollover requested herein, no Default with respect to such Applicable Borrower has occurred or would exist.

6. The following amounts and statements are true:

(a) Adjusted Net Assets of the Applicable Borrower:
(i)	Total Assets of the Applicable Borrower	$ _____________
(ii)	Total Liabilities (excluding Senior Securities Representing
	Indebtedness) of the Applicable Borrower[1]	$ _____________
(iii)	Asset Value of the Applicable Borrower’s investments in
	Subsidiaries	$ _____________
(iv)	Asset Value of the Applicable Borrower’s investments in
	physical commodities	$ _____________
(v)	item (a)(i) minus items (a)(ii), (iii) and (iv)	$ _____________
(b) Applicable Percentage multiplied by item (a)(v)		$ _____________

(c) (i)	Beginning Loan balance for Applicable Borrower:	$ _____________
(ii)	Repayment amount (if any):	$ _____________
(iii)	Requested Loan (if any):	$ _____________
(iv)	Requested Loans Balance ((i) minus (ii) plus (iii)):	$ _____________

(d) The aggregate outstanding principal amount of Debt for borrowed money of the Applicable Borrower other than the Loans as of the
date hereof:		$ _____________

(e) Total Debt for borrowed money of the Applicable Borrower
((c)(iv) plus (d)):		$ _____________

7. The amount set forth in 6(e) above does not exceed the lesser of (a) the amount set forth in 6(b) above, or (b) (i) the maximum amount of Debt that the Applicable Borrower would be permitted to incur pursuant to Applicable Law, including the Investment Company Act, (ii) the maximum amount of Debt that the Applicable Borrower would be permitted to incur pursuant to the limitations on borrowings in its Offering Document and its Investment Policies and Restrictions, (iii) in the event that the Applicable Borrower shall have entered into any agreement(s) with any Authority limiting the amount of Debt that the Applicable

_______________________________

1 For purposes of calculating Adjusted Net Assets for any Fund, the amount of any liability included in Total Liabilities shall be equal to the greater of (i) the outstanding amount of such liability and (ii) the fair market value of all assets pledged or otherwise segregated to secure such liability.

Borrower may create, incur, assume or suffer to exist, the maximum amount of Debt that the Applicable Borrower would be permitted to create, incur, assume or suffer to exist pursuant to such agreement(s), and (iv) the maximum amount of Debt that the Applicable Borrower would be permitted to incur without violating Section 5.19 of the Credit Agreement.

8. After giving effect to the requests of the Applicable Borrower herein made (a) the aggregate principal amount of all Loans outstanding to the Applicable Borrower shall not cause the Applicable Borrower to have an aggregate amount of Debt outstanding that is in excess of the Maximum Amount with respect to the Applicable Borrower, and (b) the aggregate principal amount of all Loans outstanding to all Borrowers shall not exceed the Aggregate Commitment Amount.

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The undersigned is a duly authorized officer of the Applicable Borrower identified above with authority to execute and deliver this document to the Agent.

[COMPANY]

By: __________________________________
Name: ________________________________
Title: _________________________________

Schedule A

List of Companies

Schedule 2

List of Companies, Funds and Fiscal Year End Date

Company	Fund	Fiscal Year End Date

Putnam American	Putnam American Government
Government	Income Fund	September 30
Income Fund

	Putnam Dynamic Asset	September 30
Allocation Balanced Fund

Putnam Asset	Putnam Dynamic Asset	September 30
Allocation Funds	Allocation Conservative
Fund

	Putnam Dynamic Asset	September 30
Allocation Growth Fund

September 30
Putnam California	Putnam California Tax Exempt
Tax Exempt	Income Fund
Income Fund

Putnam Convertible	Putnam Convertible Securities	October 31
Securities Fund	Fund

Putnam Diversified	Putnam Diversified Income	September 30
Income Trust	Trust

Putnam Equity		November 30
Income Fund	Putnam Equity Income Fund

Putnam Europe		June 30
Equity Fund	Putnam Europe Equity Fund

Putnam Funds Trust	Putnam Absolute Return 100	October 31
Fund

	Putnam Absolute Return 300	October 31
Fund

	Putnam Absolute Return 500	October 31
Fund

	Putnam Absolute Return 700	October 31
Fund

	Putnam Dynamic Asset	May 31
Allocation Equity Fund

	Putnam Capital Spectrum	April 30
Fund

	Putnam Dynamic Risk	May 31
Allocation Fund

	Putnam Emerging Markets	August 31
Equity Fund

	Putnam Emerging Markets	November 30
Income Fund

	Putnam Equity Spectrum Fund	April 30

	Putnam Floating Rate Income	February 28
Fund

	Putnam Global Consumer	August 31
Fund

	Putnam Global Financials	August 31
Fund

	Putnam Global Industrials	August 31
Fund

	Putnam Global Technology	August 31
Fund

	Putnam Global	August 31
Telecommunications Fund

	Putnam Intermediate-Term	November 30
Municipal Income Fund

	Putnam International Value	June 30
Fund

	Putnam Low Volatility Equity	July 31
Fund

	Putnam Mortgage	May 31
Opportunities Fund

	Putnam Multi-Cap Core Fund	April 30

	Putnam Short Duration Income	July 31
Fund

	Putnam Short-Term Municipal	November 30
Income Fund

	Putnam Small Cap Growth	June 30
Fund

Putnam Global		October 31
Equity Fund

Putnam Global		August 31
Health Care Fund

Putnam Global		October 31
Income Trust

Putnam Global		August 31
Natural Resources
Fund

Putnam Global		August 31
Utilities Fund

Putnam High Yield		November 30
Fund (formerly
Putnam High
Yield Advantage
Fund)

Putnam Income		October 31
Fund

Putnam International		June 30
Equity Fund

	Putnam Capital Opportunities	April 30
Fund

Putnam Investment	Putnam Government Money	September 30
Funds	Market Fund

	Putnam Growth Opportunities	July 31
Fund

	Putnam International Capital	August 31
Opportunities Fund

	Putnam International Growth	September 30
Fund

	Putnam Multi-Cap Value Fund	April 30

	Putnam Research Fund	July 31

	Putnam Small Cap Value Fund	February 28

	Putnam PanAgora Managed	August 31
Futures Strategy

	Putnam PanAgora Market	August 31
Neutral Fund

	Putnam PanAgora Risk Parity	August 31
Fund

Putnam Investors		July 31
Fund	Putnam Investors Fund

Putnam		May 31
Massachusetts Tax	Putnam Massachusetts Tax
Exempt Income	Exempt Income Fund
Fund

May 31
Putnam Minnesota	Putnam Minnesota Tax
Tax Exempt	Exempt Income Fund
Income Fund

Putnam Money		September 30
Market Fund	Putnam Money Market Fund

Putnam Multi-Cap	Putnam Multi-Cap Growth	June 30
Growth Fund	Fund

May 31
Putnam New Jersey	Putnam New Jersey Tax
Tax Exempt	Exempt Income Fund
Income Fund

November 30
Putnam New York	Putnam New York Tax
Tax Exempt	Exempt Income Fund
Income Fund

May 31
Putnam Ohio Tax	Putnam Ohio Tax Exempt
Exempt Income	Income Fund
Fund

Putnam		May 31
Pennsylvania Tax	Putnam Pennsylvania Tax
Exempt Income	Exempt Income Fund
Fund

Putnam Tax Exempt	Putnam Tax Exempt Income	September 30
Income Fund	Fund

	Putnam AMT-Free Municipal	July 31
Putnam Tax-Free	Fund
Income Trust
	Putnam Tax-Free High Yield	July 31
Fund

September 30
Putnam U.S.	Putnam U.S. Government
Government	Income Trust
Income Trust

	Putnam VT Absolute Return	December 31
500 Fund

	Putnam VT American	December 31
Government Income Fund

	Putnam VT Capital	December 31
Opportunities Fund

	Putnam VT Diversified	December 31
Income Fund

	Putnam VT Equity Income	December 31
Fund

	Putnam VT Global Asset	December 31
Allocation Fund

	Putnam VT Global Equity	December 31
Fund

	Putnam VT Global Health	December 31
Care Fund

	Putnam VT Global Utilities	December 31
Fund

	Putnam VT Growth	December 31
Putnam Variable	Opportunities Fund
Trust
	Putnam VT High Yield Fund	December 31

	Putnam VT Income Fund	December 31

	Putnam VT International	December 31
Equity Fund

	Putnam VT International	December 31
Growth Fund

	Putnam VT International	December 31
Value Fund

	Putnam VT Investors Fund	December 31

	Putnam VT Government	December 31
Money Market Fund

	Putnam VT Multi-Cap Growth	December 31
Fund

	Putnam VT Multi-Cap Value	December 31
Fund

	Putnam VT Research Fund	December 31

	Putnam VT Small Cap Value	December 31
Fund

	Putnam VT George Putnam	December 31
Balanced Fund

George Putnam		July 31
Balanced Fund	George Putnam Balanced Fund